SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) July 9, 1999



                            The Allstate Corporation
               (Exact Name of Registrant as Specified in Charter)




   Delaware                        1-11840                       36-3871531
(State or Other                 (Commission                   (IRS Employer
 Jurisdiction of                 File Number)                  Identification
 Incorporation)                                                   Number)


2775 Sanders Road, Northbrook, Illinois                           60062
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code (847) 402-5000





                                   Page 1 of 7
                             Exhibit Index at page 4


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Item 5.  Other Events


     On July 9, 1999, the Registrant issued the press release attached hereto as
Exhibit 99.




Item 7.  Financial Statements and Exhibits


         (c)      Exhibits



Exhibit No.                                      Description

   99                                       Registrant's press release dated
                                            July 9, 1999
































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                                   SIGNATURES




          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                               THE ALLSTATE CORPORATION




                                               By s\ Robert W. Pike

                                               Name: Robert W. Pike
                                               Title: Vice President, Secretary
                                                      and General Counsel




July 9, 1999






                                   Page 3 of 7



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                                Index to Exhibits




                                                                   Sequential
                                                                   Page
Number                     Description                             Number



 99                Registrant's press release dated               5
                   July 9, 1999

















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                                                                  Exhibit No. 99
The Allstate Corporation
News
                                                        FOR MORE INFORMATION:
                                                        April Hattori
                                                        Allstate Media Relations
                                                        847-402-8373

For Immediate Release

ALLSTATE ENTERS FAST GROWING INSURANCE WORKSITE MARKETING ARENA WITH ACQUISITION OF AMERICAN HERITAGE LIFE INVESTMENT CORP.


(NORTHBROOK, IL) July 9, 1999 - As part of its strategy to expand into additional channels with additional products and brands, The Allstate Corporation (NYSE:ALL) announced today it has reached a definitive agreement to acquire American Heritage Life Investment Corp. (NYSE:AHL) for a total consideration of $1.1 billion. The Boards of both Allstate and American Heritage Life Investment Corp (AHLIC) have approved the transaction.

This transaction -- which closely follows the acquisition of CNA Personal Lines and a strategic alliance with Putnam Investments to market variable annuities -- will further broaden and strengthen Allstate's multi-channel, multi-product, multi-brand strategy.

AHLIC is the parent of American Heritage Life Insurance Company, the third largest distributor of life, disability and health insurance to employees at their workplace. Last year, it had revenues of $480 million, and recorded an operating profit of $36.4 million.

"The acquisition of AHLIC provides us with the opportunity to expand into a rapidly growing segment of the life insurance business through a highly regarded name and channel, and with a management team which has a proven and successful track record in this market," said Allstate Chairman, President and CEO Edward
M. Liddy.

"American Heritage Life is already the third-largest work-site marketer, and we believe the business can be expanded significantly. By adding Allstate's significant capital and national presence, we fully expect to leverage the power of our two companies," Liddy said.

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"This company has shown solid and profitable  growth for 23 consecutive  years,"
said AHLIC Chairman T. O'Neal Douglas. "However, it was clear that we could best capture the rapidly expanding growth opportunities in the marketplace with a partner. We see Allstate as having the capital, the marketing support and the distribution expertise to help us meet the opportunities this expanding market provides, and enable us to expand our market presence across the country."

The existing management of American Heritage Life will continue to run the business under the present brand name and the headquarters will remain in Jacksonville, Florida. American Heritage Life is licensed to conduct business in 49 states, the District of Columbia and Puerto Rico. It focuses primarily on the sale of products to workers with moderate to middle incomes in companies with fewer than 1,000 employees. These smaller companies employ some 87 percent of the American workforce.

"To date, the majority of American Heritage Life's products have been marketed in the Southeastern United States," said Thomas J. Wilson, president of Allstate Life Insurance. "There is a significant opportunity to use Allstate's national presence to expand the business throughout the country. This, coupled with a market that is growing 15 percent annually as employees increasingly decide to purchase products through their workplace, clearly offers an unprecedented growth opportunity."

American Heritage Life Investment Corp. shareholders will receive $32.25 for each AHLIC share, receivable in Allstate shares or cash. In addition, Allstate will assume AHLIC's obligations under its outstanding mandatorily redeeemable preferred securities. The transaction values AHLIC at $1.1 billion and is subject to approval by the company's shareholders, requisite regulatory authorities and other customary conditions. It is expected to be completed by the end of the year.

As part of today's agreement, shareholders owning approximately 39 percent of the outstanding AHLIC common stock signed an agreement to vote all of their shares in favor of the acquisition. In addition, they agreed to vote against any other proposed acquisition from a third party for six months. AHLIC also granted to Allstate an option to acquire up to 19.9 percent of newly issued shares of American Heritage Life Investment Corp., exercisable in certain circumstances involving a third party's interference with the transaction. The parties entered into the option to increase the likelihood that the transaction would be completed according to the terms of the definitive agreement.

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Allstate  intends to  repurchase  in the open market a number of shares equal to those issued in the proposed acquisition. It is anticipated that a substantial portion of the repurchase will be completed prior to the closing of the acquisition. Further, it is expected that these repurchases will be in addition to those authorized under Allstate's existing $2 billion repurchase program. As of June 30, 1999, Allstate had repurchased $820 million worth of shares under the existing authorization.

Allstate expects the transaction to have a minimally dilutive effect for the first two years following closing.

The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 12th largest life insurance business.










This news release shall not constitute an offer to sell, or the solicitation of any offer to buy, any security in any jurisdiction in which an offer, solicitation or sale would be unlawful.



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